UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2017

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2017, CNO Financial Group, Inc. (“CNO” or the “Company”) filed a Form 8-K to report that (i) Edward J. Bonach will be retiring as Chief Executive Officer and as a member of the Board of Directors of CNO (the “Board”) effective December 31, 2017, (ii) Gary C. Bhojwani, currently President of CNO, was appointed Chief Executive Officer of the Company, effective January 1, 2018, and (iii) the Board had elected Mr. Bhojwani as a Director, effective May 16, 2017, increasing the size of the Board to 10 members.

On August 9, 2017, the Board approved an Amendment to the Employment Agreement between CNO and Mr. Bhojwani. The amendment extends the term of his employment agreement through December 31, 2020 and makes other changes in connection with his appointment as successor Chief Executive Officer.

A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01(d).	Financial Statements and Exhibits.

The following is filed as an exhibit to this Current Report on Form 8-K/A:

10.1	Amendment dated as of August 9, 2017 to Employment Agreement between CNO and Gary C. Bhojwani.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: August 10, 2017
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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